EXHIBIT A

AGREEMENT

JOINT FILING OF SCHEDULE 13G

The undersigned hereby agree to jointly prepare and file with regulatory authorities this Schedule 13G and any future amendments thereto (including amendments on Schedule 13D or Schedule 13G, as applicable) reporting each of the undersigned’s ownership of securities of Grote Molen, Inc., and hereby affirm that such Schedule 13G is being filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Russell M. Stidolph

03/07/2017
Date

/s/ Russell M. Stidolph
Signature

Russell M. Stidolph
Name/Title

AltEnergy Cyber, LLC

03/07/2017
Date

/s/ Russell M. Stidolph
Signature

Russell M. Stidolph, Managing Member
Name/Title

AltEnergy, LLC

03/07/2017
Date

/s/ Russell M. Stidolph
Signature

Russell M. Stidolph, Managing Member
Name/Title